Exhibit 24(a)

                            POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation (the "Corporation"), does hereby constitute and appoint KEITH E. TROST, GEORGE F. SLOOK, STEPHEN D. CARP, RICHARD F. KOTZ and VENRICE R. PALMER, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of debt securities to be issued by the Corporation under the provisions of an appropriate indenture and the qualification of said indenture under said Trust Indenture Act, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name in the name and on behalf of the Corporation or as a director or officer, or both, of the Corporation, as indicated below opposite his signature, to the registration statement, or any amendment, post-effective amendment or papers supplemental thereto, to be filed in respect of said debt securities; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, as of this 24th day of March, 1995.


            NAME                                TITLE




/S/Keith E. Trost                   Director and President
Keith E. Trost                            (Principal Executive Officer)


/S/Stephen D. Carp                  Vice President, Finance
Stephen D. Carp                       and Assistant Secretary
                                            (Principal Financial
                                            and Accounting Officer)

/S/James A. Blanda                  Director
James A. Blanda

/S/James D. Constantine             Director
James D. Constantine



/S/Alan J. Lacy                     Director
Alan J. Lacy



/S/Alice M. Peterson                Director
Alice M. Peterson



/S/Larry R. Raymond                 Director
Larry R. Raymond



/S/George F. Slook                  Director
George F. Slook